Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 6, 2019) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $896 and adjusted book value per share of $888 as of December 31, 2018. For the fourth quarter and year ended December 31, 2018, book value per share decreased 5% and 4% and adjusted book value per share decreased 4% and 3%, including dividends. Including the estimated gain of $55 per share for the MediaAlpha transaction, December 31, 2018 book value per share would have been $951 and adjusted book value per share would have been $943.

Manning Rountree, CEO, commented, “We had a tough fourth quarter, with ABVPS down 4%. This result was driven largely by the impact of the rout in the equity markets on our investment portfolio. BAM enjoyed a strong fourth quarter, ending the year at new highs for par in force, total premiums and claims paying resources and, in December, making a $23 million cash payment on the surplus notes. NSM posted mixed results across its existing business lines in the quarter, while closing two new bolt-on acquisitions. MediaAlpha had yet another strong quarter, ending the year at new highs for revenues and EBITDA. The recently announced MediaAlpha transaction will increase ABVPS by 6%, recognizing the significant value created to date and setting the stage for further value creation. During 2018, we returned $519 million to shareholders through share repurchases and allocated roughly $300 million to new business opportunities, ending the year with $1.2 billion of undeployed capital.”

Comprehensive loss attributable to common shareholders was $141 million and $146 million in the fourth quarter and year ended December 31, 2018, compared to comprehensive income attributable to common shareholders of $23 million and $631 million in the fourth quarter and year ended December 31, 2017. Results for the year ended December 31, 2017 include the $557 million gain from the sale of OneBeacon.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected from new business totaled $51 million and $107 million in the fourth quarter and year ended December 31, 2018, compared to $33 million and $101 million in the fourth quarter and year ended December 31, 2017. BAM insured municipal bonds with par value of $5.4 billion and $12.0 billion in the fourth quarter and year ended December 31, 2018, compared to $3.3 billion and $10.4 billion in the fourth quarter and year ended December 31, 2017. Total pricing was 94 and 93 basis points in the fourth quarter and year ended December 31, 2018, compared to 99 basis points in both the fourth quarter and year ended December 31, 2017. In the fourth quarter of 2018, BAM completed an assumed reinsurance transaction to insure municipal bonds with a par value of $2.2 billion for gross written premiums and MSC of $20 million. BAM’s total claims paying resources were $871 million at December 31, 2018, compared to $835 million at September 30, 2018 and $708 million at December 31, 2017.

Seán McCarthy, CEO of BAM, said, “Total premiums grew 7% in 2018 to a record high of $111 million, despite lower new-issue municipal bond volume. Solid investor demand for BAM’s guaranty, including increasing interest from large institutions, helped BAM’s secondary market activity grow 21%. We also completed our first assumed reinsurance transaction, bringing total par in force to a new high of $52 billion.  Claims-paying resources rose more than 20% in 2018, reflecting both organic growth and the $100 million of collateralized reinsurance protection added through the Fidus Re transaction that closed in April. In December, BAM made a cash payment to HG Global of $23 million of surplus note principal and interest.”

HG Global reported pre-tax income of $11 million and $32 million in the fourth quarter and year ended December 31, 2018, compared to pre-tax income of $5 million and $26 million in the fourth quarter and year ended December 31, 2017. The changes were driven primarily by increases to earned insurance premiums and interest income on the surplus notes.

White Mountains reported pre-tax loss related to BAM of $8 million and $61 million in the fourth quarter and year ended December 31, 2018, compared to pre-tax loss of $14 million and $50 million in the fourth quarter and year ended December 31, 2017. The decrease in the pre-tax loss in the fourth quarter of 2018, compared to the fourth quarter of 2017, was driven primarily by higher realized and unrealized investment gains on BAM’s fixed income portfolio. The increase in the pre-tax loss in the year ended December 31, 2018, compared to the year ended December 31, 2017, was driven primarily by lower realized and unrealized investment gains on BAM’s fixed income portfolio and higher general and administrative expenses primarily relating to the Fidus Re transaction.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

NSM reported pre-tax loss of $3 million and $5 million in the fourth quarter of 2018 and the period from May 11, 2018 through December 31, 2018 (the “2018 ownership period”). NSM’s adjusted EBITDA was $4 million and $16 million in the fourth quarter of 2018 and the 2018 ownership period. NSM reported commission revenues of $36 million and $95 million in the fourth quarter of 2018 and the 2018 ownership period.

Geof McKernan, CEO of NSM, said, “We had mixed results in the quarter, with growth in the transportation and real estate verticals offset by shrink in the social services vertical. During the quarter, we closed our acquisitions of both U.S-based KBK Insurance Group and U.K.-based MGA start-up First Specialty. We remain acquisitive, with a strong appetite for profitable specialty insurance businesses, and we continue to invest in technology and talent to drive organic growth.”

MediaAlpha

MediaAlpha reported break-even results and pre-tax income of $9 million in the fourth quarter and year ended December 31, 2018, compared to pre-tax income of $3 million and break-even results in the fourth quarter and year ended December 31, 2017. MediaAlpha’s adjusted EBITDA was $8 million and $32 million in the fourth quarter and year ended December 31, 2018, compared to $7 million and $11 million in the fourth quarter and year ended December 31, 2017. MediaAlpha reported advertising and commission revenues of $79 million and $296 million in the fourth quarter and year ended December 31, 2018, compared to $62 million and $163 million in the fourth quarter and year ended December 31, 2017. The increases in adjusted EBITDA and revenues in the fourth quarter and year ended December 31, 2018 were driven primarily by continued growth in the P&C vertical and the Health, Medicare and Life vertical.

Cost of sales was $66 million and $245 million in the fourth quarter and year ended December 31, 2018, compared to $50 million and $136 million in the fourth quarter and year ended December 31, 2017. The increase in cost of sales was driven primarily by transaction volume growth. General and administrative expenses were $11 million and $32 million in the fourth quarter and year ended December 31, 2018, compared to $6 million and $16 million in the fourth quarter and year ended December 31, 2017. The increase in general and administrative expenses was driven primarily by the recognition of non-cash equity-based compensation expense of $5 million and $12 million in the fourth quarter and year ended December 31, 2018, respectively.

On February 4, 2019, White Mountains announced that MediaAlpha had signed a definitive agreement to sell a significant minority stake to Insignia Capital Group in connection with a recapitalization and cash distribution to existing shareholders. MediaAlpha will also repurchase a portion of the holdings of existing shareholders. The transaction values MediaAlpha at approximately $350 million.

White Mountains will retain a 42% ownership interest in MediaAlpha on a fully-diluted basis, and expects to receive a net cash distribution of approximately $85 million.

As a result of the transaction, White Mountains also expects that it will no longer consolidate MediaAlpha in its financial statements and will mark its interest in MediaAlpha to fair value at the transaction closing date and in subsequent periods. Accordingly, upon closing, the transaction will result in a gain to each of White Mountains’s book value per share and its adjusted book value per share of approximately $55.

Other Operations

White Mountains’s Other Operations segment reported pre-tax loss of $144 million and $153 million in the fourth quarter and year ended December 31, 2018, compared to pre-tax income of $11 million and $32 million in the fourth quarter and year ended December 31, 2017, driven primarily by lower investment returns in the fourth quarter and year ended December 31, 2018 compared to the same periods of 2017, partially offset by decreases in general and administrative expenses. Net realized and unrealized losses were $138 million and $101 million in the fourth quarter and year ended December 31, 2018, compared to net realized and unrealized gains of $33 million and $133 million in the fourth quarter and year ended December 31, 2017. General and administrative expenses were $15 million and $94 million in the fourth quarter and year ended December 31, 2018, compared to $36 million and $150 million in the fourth quarter and year ended December 31, 2017. The decreases in general and administrative expenses were driven primarily by lower compensation expenses.

Share Repurchases

In the fourth quarter of 2018, White Mountains repurchased and retired 7,425 of its common shares for $6 million, at an average share price of $841. For the year ended December 31, 2018, White Mountains repurchased and retired 592,458 of its common shares for $519 million, at an average share price of $877. The average share price paid in the fourth quarter and the year ended December 31, 2018 was approximately 89% and 93%, respectively, of White Mountains’s December 31, 2018 adjusted book value per share including the estimated gain from the MediaAlpha transaction.

Investments

The total return on invested assets was -4.4% and -1.7% in the fourth quarter and year ended December 31, 2018 compared to a return of 1.4% and 5.6% for the fourth quarter and year ended December 31, 2017.

Mark Plourde, Managing Director of White Mountains Advisors, said, “We posted negative returns for the fourth quarter and the full year. These are disappointing results, driven by our asset allocation and the sharp decline in equity markets in the fourth quarter. The fixed income portfolio returned 1.2% for the year, outperforming the BBIA Index return of 0.9%.  Common stocks and other long-term investments returned -3.6% for the year, outperforming the S&P 500 return of -4.4%. Our international equity portfolios underperformed, while our other long-term investments portfolio outperformed.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before March 1, 2019 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2018	September 30, 2018	December 31, 2017
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$701.4	$677.7	$623.6
Short-term investments	66.9	35.9	69.8
Total investments	768.3	713.6	693.4
Cash	12.5	17.9	25.6
Insurance premiums receivable	6.4	6.3	4.5
Deferred acquisition costs	19.0	17.6	14.8
Accrued investment income	4.9	4.8	3.4
Accounts receivable on unsettled investment sales	—	.2	.1
Other assets	5.1	5.1	5.6
Total Financial Guarantee assets	816.2	765.5	747.4

Specialty Insurance Distribution (NSM)
Short-term investments	1.7	.9	—
Cash	66.2	60.6	—
Premium and commission receivable	44.0	29.1	—
Goodwill and other intangible assets	486.2	431.0	—
Other assets	28.9	18.8	—
Total Specialty Insurance Distribution assets	627.0	540.4	—

Marketing Technology (MediaAlpha)
Cash	5.7	13.0	9.1
Goodwill and other intangible assets	43.4	45.9	53.7
Accounts receivable from publishers and advertisers	37.0	35.9	32.4
Other assets	2.3	2.2	1.3
Total Marketing Technology assets	88.4	97.0	96.5

Other
Fixed maturity investments	376.1	354.2	1,506.1
Short-term investments	145.6	276.9	106.3
Common equity securities	925.6	1,043.5	866.1
Other long-term investments	325.6	289.7	208.8
Total investments	1,772.9	1,964.3	2,687.3
Cash	25.9	20.7	62.4
Accrued investment income	5.5	5.7	13.9
Accounts receivable on unsettled investment sales	—	3.3	20.9
Goodwill and other intangible assets	7.9	8.3	8.4
Other assets	15.5	14.3	19.1
Assets held for sale	3.3	3.3	3.3
Total Other assets	1,831.0	2,019.9	2,815.3
Total assets	$3,362.6	$3,422.8	$3,659.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2018	September 30, 2018	December 31, 2017
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$176.0	$156.2	$136.8
Accounts payable on unsettled investment purchases	2.2	6.5	.6
Other liabilities	34.3	30.0	29.6
Total Financial Guarantee liabilities	212.5	192.7	167.0

Specialty Insurance Distribution (NSM)
Debt	178.5	149.3	—
Premiums payable	77.2	56.6	—
Contingent consideration earnout liabilities	20.2	20.1	—
Other liabilities	38.9	27.7	—
Total Specialty Insurance Distribution liabilities	314.8	253.7	—

Marketing Technology (MediaAlpha)
Debt	14.2	15.0	23.8
Amounts due to publishers and advertisers	27.0	37.7	31.6
Other liabilities	5.7	3.9	4.4
Total Marketing Technology liabilities	46.9	56.6	59.8

Other
Accrued incentive compensation	38.9	40.3	60.6
Accounts payable on unsettled investment purchases	5.0	14.2	—
Other liabilities	26.3	25.7	11.0
Total Other liabilities	70.2	80.2	71.6
Total liabilities	644.4	583.2	298.4

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	584.0	579.5	670.6
Retained earnings	2,264.9	2,407.3	2,823.2
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(5.8)	(2.8)	(1.3)
Total White Mountains’s common shareholders’ equity	2,843.1	2,984.0	3,492.5
Non-controlling interests	(124.9)	(144.4)	(131.7)
Total equity	2,718.2	2,839.6	3,360.8
Total liabilities and equity	$3,362.6	$3,422.8	$3,659.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2018		September 30, 2018	December 31, 2017	September 30, 2017
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$2,843.1		$2,984.0	$3,492.5	$3,468.8
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(141.2)		(146.3)	(157.0)	(161.8)
HG Global’s unearned premium reserve (1)	136.9		120.2	103.9	88.4
HG Global’s net deferred acquisition costs (1)	(34.6)		(29.4)	(24.3)	(19.6)
Adjusted book value per share numerator	$2,804.2		$2,928.5	$3,415.1	$3,375.8
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,173.1		3,180.5	3,750.2	3,750.0
Unearned restricted common shares	(14.6)		(18.5)	(16.8)	(22.7)
Adjusted book value per share denominator	3,158.5		3,162.0	3,733.4	3,727.3
GAAP book value per share	$896.00		$938.19	$931.30	$925.04
Adjusted book value per share	$887.85		$926.14	$914.75	$905.72

(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	December 31, 2018		September 30, 2018	December 31, 2017	September 30, 2017

Quarter-to-date change in GAAP book value per share, including dividends:	(4.5)%		1.5%	0.7%	16.9%
Quarter-to-date change in adjusted book value per share, including dividends:	(4.1)%		1.5%	1.0%	17.1%
Year-to-date change in GAAP book value per share, including dividends:	(3.7)%		0.8%	18.8%	18.0%
Year-to-date change in adjusted book value per share, including dividends:	(2.8)%		1.4%	16.1%	14.9%
Year-to-date dividends per share	$1.00		$1.00	$1.00	$1.00

	December 31, 2018		September 30, 2018	December 31, 2017	September 30, 2017
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$354.3	(1)	$295.5	$—	$—
MediaAlpha	18.3		18.3	18.3	18.3
Other	7.3		7.6	7.6	7.6
Total goodwill	379.9		321.4	25.9	25.9

Other intangible assets:
NSM	131.9		135.5	—	—
MediaAlpha	25.1		27.6	35.4	11.0
Other	.6		.7	.8	.9
Total other intangible assets	157.6		163.8	36.2	11.9

Total goodwill and other intangible assets	537.5		485.2	62.1	37.8

Goodwill and other intangible assets attributed to non-controlling interests	(40.6)		(40.6)	(21.1)	(13.7)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$496.9		$444.6	$41.0	$24.1
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of KBK had not yet been determined at December 31, 2018.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$4.2	$2.8	$13.9	$9.4
Net investment income	4.2	3.4	16.7	12.3
Net realized and unrealized investment gains (losses)	6.9	(2.6)	(7.5)	.6
Other revenues	.4	.2	1.2	1.0
Total Financial Guarantee revenues	15.7	3.8	24.3	23.3
Specialty Insurance Distribution (NSM)
Commission revenues	35.5	—	94.7	—
Other revenues	2.9	—	6.9	—
Total Specialty Insurance Distribution revenues	38.4	—	101.6	—
Marketing Technology (MediaAlpha)
Advertising and commission revenues	79.1	62.0	295.5	163.2
Other revenues	—	—	1.6	—
Total Marketing Technology revenues	79.1	62.0	297.1	163.2
Other
Net investment income	9.9	12.9	42.3	43.7
Net realized and unrealized investment (losses) gains	(138.1)	33.4	(100.8)	132.7
Advertising and commission revenues	1.1	1.1	4.1	3.8
Other revenues	(.1)	.8	.5	7.1
Total Other revenues	(127.2)	48.2	(53.9)	187.3
Total revenues	6.0	114.0	369.1	373.8
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	1.4	1.0	5.3	4.0
Other underwriting expenses	.1	.1	.4	.4
General and administrative expenses	11.5	11.4	48.0	42.9
Total Financial Guarantee expenses	13.0	12.5	53.7	47.3
Specialty Insurance Distribution (NSM)
General and administrative expenses	23.7	—	61.6	—
Broker commission expenses	11.4	—	28.9	—
Amortization of other intangible assets	3.3	—	8.3	—
Interest expense	3.2	—	8.0	—
Total Specialty Insurance Distribution expenses	41.6	—	106.8	—
Marketing Technology (MediaAlpha)
Cost of sales	65.9	49.9	245.0	135.9
General and administrative expenses	10.5	5.5	31.7	16.2
Amortization of other intangible assets	2.5	3.3	10.3	10.5
Interest expense	.3	.4	1.2	1.0
Total Marketing Technology expenses	79.2	59.1	288.2	163.6
Other
Cost of sales	.8	.8	3.7	3.5
General and administrative and other expenses	15.4	36.2	94.4	150.1
Amortization of other intangible assets	.1	.1	.2	.2
Interest expense	—	.1	.3	1.3
Total Other expenses	16.3	37.2	98.6	155.1
Total expenses	150.1	108.8	547.3	366.0
Pre-tax (loss) income from continuing operations	(144.1)	5.2	(178.2)	7.8
Income tax benefit	3.6	2.5	4.0	7.8
Net (loss) income from continuing operations	(140.5)	7.7	(174.2)	15.6
Net gain (loss) from sale of discontinued operations, net of tax	—	4.3	(17.2)	557.0
Net income from discontinued operations, net of tax	—	—	—	20.5
Net (loss) income	(140.5)	12.0	(191.4)	593.1
Net loss attributable to non-controlling interests	3.0	10.5	50.2	34.1
Net (loss) income attributable to White Mountains’s common shareholders	$(137.5)	$22.5	$(141.2)	$627.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net (loss) income attributable to White Mountains’s common shareholders	$(137.5)	$22.5	$(141.2)	$627.2
Other comprehensive (loss) income, net of tax	(3.1)	.1	(4.8)	.3
Comprehensive income from discontinued operations, net of tax	—	—	—	3.2
Comprehensive (loss) income	(140.6)	22.6	(146.0)	630.7
Other comprehensive income (loss) attributable to non-controlling interests	.1	(.1)	.3	(.2)
Comprehensive (loss) income attributable to White Mountains’s common shareholders	$(140.5)	$22.5	$(145.7)	$630.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic (loss) income per share
Continuing operations	$(43.24)	$4.85	$(36.67)	$11.56
Discontinued operations	—	1.15	(5.09)	134.50
Total consolidated operations	$(43.24)	$6.00	$(41.76)	$146.06

Diluted (loss) income per share
Continuing operations	$(43.24)	$4.85	$(36.67)	$11.56
Discontinued operations	—	1.15	(5.09)	134.50
Total consolidated operations	$(43.24)	$6.00	$(41.76)	$146.06
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2018	HG Global/BAM
	HG Global	BAM	NSM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$3.4	$.8	$—	$—	$—	$4.2
Net investment income	1.6	2.6	—	—	9.9	14.1
Net investment income (loss) - BAM surplus note interest	5.7	(5.7)	—	—	—	—
Net realized and unrealized investment gains (losses)	1.4	5.5	—	—	(138.1)	(131.2)
Advertising and commission revenues	—	—	35.5	79.1	1.1	115.7
Other revenues	—	.4	2.9	—	(.1)	3.2

Total revenues	12.1	3.6	38.4	79.1	(127.2)	6.0
Expenses:
Insurance acquisition expenses	.9	.5	—	—	—	1.4
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	65.9	.8	66.7
General and administrative expenses	.3	11.2	23.7	10.5	15.4	61.1
Broker commission expenses	—	—	11.4	—	—	11.4
Amortization of other intangible assets	—	—	3.3	2.5	.1	5.9
Interest expense	—	—	3.2	.3	—	3.5

Total expenses	1.2	11.8	41.6	79.2	16.3	150.1

Pre-tax income (loss)	$10.9	$(8.2)	$(3.2)	$(.1)	$(143.5)	$(144.1)

For the Three Months Ended December 31, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$2.1	$.7	$—	$—	$2.8
Net investment income	.9	2.5	—	12.9	16.3
Net investment income (loss) - BAM surplus note interest	4.7	(4.7)	—	—	—
Net realized and unrealized investment (losses) gains	(1.6)	(1.0)	—	33.4	30.8
Advertising and commission revenues	—	—	62.0	1.1	63.1
Other revenues	—	.2	—	.8	1.0

Total revenues	6.1	(2.3)	62.0	48.2	114.0
Expenses:
Insurance acquisition expenses	.5	.5	—	—	1.0
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	49.9	.8	50.7
General and administrative expenses	.2	11.2	5.5	36.2	53.1
Amortization of other intangible assets	—	—	3.3	.1	3.4
Interest expense	—	—	.4	.1	.5

Total expenses	.7	11.8	59.1	37.2	108.8

Pre-tax income (loss)	$5.4	$(14.1)	$2.9	$11.0	$5.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2018	HG Global/BAM
	HG Global	BAM	NSM (1)	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$11.0	$2.9	$—	$—	$—	$13.9
Net investment income	5.7	11.0	—	—	42.3	59.0
Net investment income (loss) - BAM surplus note interest	22.9	(22.9)	—	—	—	—
Net realized and unrealized investment (losses) gains	(4.1)	(3.4)	—	—	(100.8)	(108.3)
Advertising and commission revenues	—	—	94.7	295.5	4.1	394.3
Other revenue	—	1.2	6.9	1.6	.5	10.2

Total revenues	35.5	(11.2)	101.6	297.1	(53.9)	369.1
Expenses:
Insurance acquisition expenses	2.7	2.6	—	—	—	5.3
Other underwriting expenses	—	.4	—	—	—	.4
Cost of sales	—	—	—	245.0	3.7	248.7
General and administrative expenses	1.1	46.9	61.6	31.7	94.4	235.7
Broker commission expenses	—	—	28.9	—	—	28.9
Amortization of other intangible assets	—	—	8.3	10.3	.2	18.8
Interest expense	—	—	8.0	1.2	.3	9.5

Total expenses	3.8	49.9	106.8	288.2	98.6	547.3

Pre-tax income (loss)	$31.7	$(61.1)	$(5.2)	$8.9	$(152.5)	$(178.2)
(1) NSM's results are from May 11, 2018, the date of acquisition, to the end of the fourth quarter.

For the Twelve Months Ended December 31, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$7.1	$2.3	$—	$—	$9.4
Net investment income	3.3	9.0	—	43.7	56.0
Net investment income (loss) - BAM surplus note interest	19.0	(19.0)	—	—	—
Net realized and unrealized investment (losses) gains	(1.2)	1.8	—	132.7	133.3
Advertising and commission revenues	—	—	163.2	3.8	167.0
Other revenue	—	1.0	—	7.1	8.1

Total revenues	28.2	(4.9)	163.2	187.3	373.8
Expenses:
Insurance acquisition expenses	1.5	2.5	—	—	4.0
Other underwriting expenses	—	.4	—	—	.4
Cost of sales	—	—	135.9	3.5	139.4
General and administrative expenses	1.0	41.9	16.2	150.1	209.2
Amortization of other intangible assets	—	—	10.5	.2	10.7
Interest expense	—	—	1.0	1.3	2.3

Total expenses	2.5	44.8	163.6	155.1	366.0

Pre-tax income (loss)	$25.7	$(49.7)	$(.4)	$32.2	$7.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
BAM	2018	2017	2018	2017
Gross par value of primary market policies issued	$5,062.1	$3,145.7	$11,015.7	$9,633.5
Gross par value of secondary market policies issued	354.6	165.6	959.6	793.2
Total gross par value of market policies issued	$5,416.7	$3,311.3	$11,975.3	$10,426.7

Gross written premiums	$24.0	$21.2	$52.9	$63.2
Member surplus contributions ("MSC") collected	26.9	11.7	53.8	37.4
Total gross written premiums and MSC collected	$50.9	$32.9	$106.7	$100.6
Present value of future installment MSC collections	.1	—	3.1	2.8
Gross written premium adjustments on existing installment policies	—	—	1.1	—
Gross written premiums and MSC from new business	$51.0	$32.9	$110.9	$103.4
Total pricing	94 bps	99 bps	93 bps	99 bps

	As of December 31, 2018	As of December 31, 2017
Policyholders’ surplus	$413.7	$427.3
Contingency reserve	50.3	34.8
Qualified statutory capital	464.0	462.1
Statutory net unearned premiums	36.2	30.5
Present value of future installment premiums and MSC	12.9	9.0
HG Re, Ltd collateral trusts at statutory value	258.3	206.8
Fidus Re, Ltd collateral trusts at statutory value	100.0	—
Claims paying resources	$871.4	$708.4

	Three Months Ended December 31,		Twelve Months Ended December 31,
HG Global	2018	2017	2018	2017
Net written premiums	$20.5	$18.2	$45.0	$53.6
Earned premiums	$3.4	$2.1	$11.0	$7.1

	As of December 31, 2018	As of December 31, 2017
Unearned premiums	$141.3	$107.2
Deferred acquisition costs	$35.7	$25.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (continued)
(millions)
(Unaudited)

NSM	Three Months Ended December 31, 2018	Period Ended December 31, 2018 (1)
Commission revenues	$35.5	$94.7
Broker commission expenses	11.4	28.9
Gross profit	24.1	65.8
Other revenues	2.9	6.9
General and administrative expenses	23.7	61.6
Amortization of other intangible assets	3.3	8.3
Interest expense	3.2	8.0
GAAP pre-tax loss	(3.2)	(5.2)
Income tax expense	.5	—
GAAP net loss	(3.7)	(5.2)

Add back:
Change in fair value of contingent consideration earnout liabilities	.1	2.7
Interest expense	3.2	8.0
Income tax expense	.5	—
General and administrative expenses - depreciation	.7	1.7
Amortization of other intangible assets	3.3	8.3
Adjusted EBITDA	$4.1	$15.5
(1) NSM’s results are from May 11, 2018, the date of acquisition, to the end of the fourth quarter.

	Three Months Ended December 31,		Twelve Months Ended December 31,
MediaAlpha	2018	2017	2018	2017
Advertising and commission revenues	$79.1	$62.0	$295.5	$163.2
Cost of sales	65.9	49.9	245.0	135.9
Gross profit	13.2	12.1	50.5	27.3
Other revenues	—	—	1.6	—
General and administrative expenses	10.5	5.5	31.7	16.2
Amortization of other intangible assets	2.5	3.3	10.3	10.5
Interest expense	.3	.4	1.2	1.0
GAAP pre-tax (loss) income	(.1)	2.9	8.9	(.4)
Income tax expense	—	—	—	—
GAAP net (loss) income	(.1)	2.9	8.9	(.4)

Add back:
Non-cash equity-based compensation expense	4.8	—	11.7	—
Interest expense	.3	.4	1.2	1.0
Income tax expense	—	—	—	—
General and administrative expenses - depreciation	—	.1	.2	.2
Amortization of other intangible assets	2.5	3.3	10.3	10.5
Adjusted EBITDA	$7.5	$6.7	$32.3	$11.3

Regulation G

This earnings release includes three non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

•
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $146 million, $151 million, $162 million and $167 million less than the nominal GAAP carrying values as of December 31, 2018, September 30, 2018, December 31, 2017, and September 30, 2017, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $106 million, $94 million, $82 million and $71 million as of December 31, 2018, September 30, 2018, December 31, 2017, and September 30, 2017, respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•
Gross written premiums and member surplus contributions from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums (i) to add members’ surplus contributions (MSC), (ii) to include the present value of future installment MSC not yet collected and (iii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC is included on page 12.

•
Adjusted EBITDA is a non-GAAP financial measure, which is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization, and certain other adjustments at NSM and MediaAlpha. In the case of NSM, adjusted EBITDA also excludes the change in the fair value of NSM’s contingent earnout liability related to prior transactions. In the case of MediaAlpha, adjusted EBITDA also excludes non-cash equity-based compensation expense. White Mountains believes that adjusted EBITDA is useful to management and investors in analyzing NSM’s and MediaAlpha's fundamental economic performance. White Mountains believes that investors commonly use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. See page 13 for the reconciliation of NSM’s and MediaAlpha’s GAAP net income (loss) to adjusted EBITDA.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	competitive forces, including the conduct of other insurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.